SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 6, 2009

                            Marine Exploration, Inc.
                            ------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Colorado
                                  ------------
                 (State or Other Jurisdiction of Incorporation)

      000-1019654                                      91 - 1890338
      ------------                                     ------------
(Commission file number)                       (IRS employer identification no.)


             535 Sixteenth Street, Suite 820, Denver, Colorado 80202
             -------------------------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)

                                (303) 459 - 2485
                                ----------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

CASE NUMBER 2009-CV-683, Denver District Court (Oster Martin v. Marine Exploration et al), a stipulated settlement was approved and accepted by the Court as of Thursday July 30, 2009, effectively settling the case. Msrs Stevens and Enright, through Hoss Capital LLC, agreed to pay for Marine's prior legal services through registered sales of their holdings in Marine. Hoss Capital LLC, through Enright and Stevens, has paid $10,000 and agreed to $8,750 monthly payments until the total amount of $45,000 is paid to Oster Martin.

CASE NUMBER 2008-CV-1707, United States District Court for the District of Colorado, (Technology Partners, LLC v. Golden Key, LLC et al.) all parties have executed a Release and Settlement Agreement as of August 4, 2009. The Release and Settlement Agreement awaits approval from the Court. If accepted by the Court, the settlement terms include the return of all shares to Technology Partners, the rescission of the Share Purchase Agreements between Technology Partners and the Defendants, and the dismissal of all claims and counterclaims, including all counterclaims against Marine.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          MARINE EXPLORATION, INC.


                                     By: /s/ Miguel Thomas Gonzalez
                                         --------------------------
                                         Miguel Thomas Gonzalez
                                         Secretary

Dated:  August 6, 2009